Exhibit 10.3

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE TUTOR PERINI

CORPORATION OMNIBUS INCENTIVE PLAN

Award Date: _______________________________

Name of Grantee: ___________________________

Number of Restricted Stock Units: ______________

Final Acceptance Date: _______________________

This Restricted Stock Unit Award Agreement (“Agreement”) entered into by and between Tutor Perini Corporation (the “Company”) and the Grantee evidences the grant of the number of Restricted Stock Units (“RSUs”) specified above (the “Award”) under the Tutor Perini Corporation Omnibus Incentive Plan (as the same may be amended, the “Plan”). The Award represents a promise to issue to the Grantee one share of Common Stock, par value $1.00 per share of the Company (the “Stock”) for each RSU, subject to the restrictions and conditions set forth herein and in the Plan.

1.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

2.    Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement.

3.    Restrictions. Prior to the vesting of the RSUs as described in Paragraph 4, the Grantee shall have no rights in the RSUs except as specifically provided herein.

(a)    Voting Rights and Dividends. Until such time as the shares of Stock underlying the RSUs are issued to the Grantee, (i) the Grantee shall have no voting rights with respect to the RSUs; and (ii) any dividends or other distributions paid with respect to the Stock shall accrue and shall be converted to additional RSUs based on the closing price of the Stock on any dividend distribution date, provided that such additional RSUs shall be subject to the same restrictions on transferability as are the RSUs with respect to which they were paid over the vesting period, and shall vest and be paid to the Grantee only to the extent (and at the same time) that underlying RSUs vest, and are settled.

(b)    Restrictions on Transfer. The RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated and any such attempt to transfer any RSU will not be honored.

4.    Vesting of Restricted Stock Units.

(a)    Vesting. The RSUs shall vest in accordance with the following schedule. Upon the vesting of any RSUs, the restrictions and conditions in Paragraph 3 of this Agreement with respect to such RSUs shall lapse and such RSUs shall become payable to the Grantee in shares of Stock (or wholly or partly in cash as provided in Paragraph 4(b) below) on or as soon as administratively practicable following the applicable vesting date.

Vesting Date(s)	Shares
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(b)    Guarantee. If, at the time that the RSUs granted hereunder vest in accordance with the provisions of Paragraph 4(a) or 4(d), the value of Stock is less than $[•] per share, the Company will pay the Grantee any shortfall in shares of Stock (valued based on the Fair Market Value of a share of Stock on such vesting date) or cash at its option.

(c)    [Except as provided in Paragraph 4(d), the Grantee’s rights to RSUs granted hereunder that are not vested in accordance with the provisions of this Agreement shall automatically be forfeited, without the payment of any consideration therefor, upon the Grantee’s termination of employment, voluntarily or involuntarily, with the Company and its Subsidiaries for any reason (including death).]1

(d)    Change in Control. [Notwithstanding anything to the contrary in this Agreement, in the event of a termination of the Grantee’s employment by the Company without “Cause” (and not due to the Grantee’s death or disability) during the one-year period following a Change in Control any unvested RSUs granted hereunder shall become immediately fully vested and shall be settled as soon as administratively practicable thereafter.]1

[As used herein, “Cause” means any of the following: (a) the Grantee’s material violation of Company policy that causes harm to the Company or its Subsidiaries; (b) the Grantee’s dishonesty, fraud, willful misconduct, breach of fiduciary duty, or conduct that constitutes conflict of interest; (c) the Grantee’s commission of a felony or the Grantee’s conviction (including any plea of guilty or nolo contendere) for any criminal act involving fraud, dishonesty, misappropriation or moral turpitude; (d) the Grantee’s material failure or refusal to perform his or her job duties in accordance with Company policies; or (e) other wrongful conduct by the Grantee of a similar nature and degree.]1

________________________

1. Post-termination and change in control treatment of award and applicable definitions replaced with terms of individual employment agreements or contracts, where applicable.

[As used herein, “Change in Control” means the consummation of a transaction or series of related transactions in which either: (a) one Person (or more than one Person acting as a group) acquires beneficial ownership of stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (b) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (c) one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company having a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company immediately before such acquisition. As used herein, “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.]1

5.    Receipt of Stock upon Vesting. Upon the vesting of the RSUs as provided in Paragraph 4, the Grantee shall receive one share of Stock for each RSU vested on or as soon as administratively practicable after the applicable date on which such RSU vests. Shares of Stock acquired pursuant to this Agreement shall be issued and delivered to the Grantee either in actual stock certificates or by electronic book entry.

6.    Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for applicable income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied (or such greater amount as may be permitted under applicable accounting standards), in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7.    Miscellaneous.

(a)    Notice hereunder shall be given to the Company at its principal place of business. By accepting this Award, the Grantee expressly acknowledges and agrees that the Company may deliver information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) to the Grantee regarding the Company and the Subsidiaries, the Plan, the RSUs and shares of Stock via Company web site or other electronic delivery.

(b)    This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

(c)    In the event of any conflict between this Agreement and the Plan, the Plan shall control.

(d)    This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

TUTOR PERINI CORPORATION

By:
Name:
Title:

I acknowledge I received a copy of the Plan. I represent that I have read and am familiar with this Agreement and the Plan's terms. By signing below, I accept the Award subject to all of the terms and provisions of this Agreement and of the Plan, as the Plan may be amended in accordance with its terms. I hereby accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the Award.

Dated:
Grantee’s Signature

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